UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2026

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West Suite 205 Fort Mill, SC	29708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 691-2000

(Former name or former address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 7, 2026, Catheter Precision, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) between Volato Group, Inc. (NYSE American: SOAR), a Delaware corporation (“Volato”), the Company, and other investors party thereto, pursuant to which the Company agreed to purchase 2,941,176 shares of common stock, par value $0.0001 per share, of Volato (“Shares”) at a per share purchase price of $0.34 per share, for an aggregate purchase price of $1,000,000 (the “Subscription Amount”), in a private placement transaction (the “Private Placement”). As of June 5, 2026, the aggregate closing price of these securities had a market value of approximately $1,000,000.  However, there is no guaranty the Company will realize the current value of these securities through future sales.  The closing of the Private Placement (the “Closing”) will occur upon the satisfaction or waiver of customary closing conditions set forth in the Purchase Agreement, including the accuracy of the representations and warranties of each party, the performance of each party’s covenants, and the absence of a Material Adverse Effect (as defined in the Purchase Agreement) with respect to Volato. As consideration for the Company’s participation in the Private Placement, Volato has agreed to deliver to the Company certain freely tradeable equity securities of a third-party entity, as further described in the Purchase Agreement.  As of June 5, 2026, the aggregate closing price of these securities had a market value of approximately $1,100,000.  However, there is no guaranty the Company will realize the current value of these securities through future sales.

The Purchase Agreement contains customary mutual representations and warranties, covenants of Volato, and indemnification provisions by Volato.

Registration Rights Agreement

In connection with the Private Placement, on June 7, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Volato. Pursuant to the Registration Rights Agreement, Volato agreed to file an initial registration statement on Form S-3 (or such other appropriate form if Form S-3 is not available) with the U.S. Securities and Exchange Commission (the “Commission”) covering the resale of the Shares no later than the 10th calendar day following the date of the Registration Rights Agreement, and to use its best efforts to cause such registration statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event no later than the fifth trading day after the date Volato is notified by the Commission that the registration statement will not be reviewed or will not be subject to further review.

The Registration Rights Agreement contains customary provisions relating to registration procedures, registration expenses, liquidated damages (subject to certain carve-outs) and indemnification.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of June 7, 2026, by and between Volato Group, Inc. and Catheter Precision, Inc.
10.2	Registration Rights Agreement, dated as of June 7, 2026, by and between Volato Group, Inc. and Catheter Precision, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026

CATHETER PRECISION, INC.

By:	/s/ Philip Anderson
Philip Anderson
Chief Financial Officer